UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                  FORM 8-A

REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                                    Commission File Number 1-4174


                              The Williams Companies, Inc.

           (Exact name of registrant as specified in its charter)

          Delaware                                73-0569878
     (state of incorporation or organization)     (IRS Employer
                                                   Identification Number)

One Williams Center, Tulsa, Oklahoma              74172
(Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                  Name of each exchange on which each
     to be so registered                  class is to be registered

Series A Junior Participating             New York Stock Exchange
Preferred Stock Purchase Rights           Pacific Stock Exchange

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to be come effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant
to General Instruction A.(c)(2), please check the following box. [   ]

Securities to be registered pursuant to Section 12(g) of the Act:

None


ITEM 1.  Description of Registrant's Securities to Be Registered

     The description provided under Item 5 from the Registrant's Form 8-K dated January 24, 1996 is hereby incorporated by reference.

ITEM 2.  Exhibits

          1.   Rights Agreement dated as of February      , 1996 between
               The Williams Companies, Inc. and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4 to Item 7 of Registrant's 8-K, dated January 24, 1996 and incorporated by reference herein).

          2.   Press Release dated January 22, 1996 (filed as Exhibit 99 to
               Item 7 of Registrant's 8-K, dated January 24, 1996, and incorporated by reference herein).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Williams Companies, Inc.

Date:     February 2, 1996             By:   /s/ David M. Higbee
                                             ___________________________
                                             David M. Higbee
                                             Corporate Secretary